                                                                         1.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       ----------------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):       April 16, 2002
                                                      ----------------------

                            THE TIMKEN COMPANY
                    ---------------------------------
           (Exact name of registrant as specified in charter)

       Ohio                        1-1169                    34-0577130
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(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)            File Number)            Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio                             44706-2798
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(Address of Principal Executive Offices)                           (Zip Code)

     Registrant's telephone number, including area code:  (330) 438-3000

ITEM 5. OTHER EVENTS
Press Releases
     On April 16, 2002, The Timken Company issued the following press release:

  Earnings Up, Despite Sales Decline
  The Timken Company Announces First Quarter Results
  CANTON, OH  - April 16, 2002  - The Timken Company (NYSE: TKR) today reported increased first quarter earnings despite lower sales compared to a year ago.
  Excluding the impact of restructuring and reorganization charges, the company reported first quarter net income of $14.0 million or $0.23 per diluted share compared to consensus analyst estimates of $0.17 per share.  After restructuring and reorganization charges, the company had net income of
$9.2 million or $0.15 per diluted share.  This compares with first quarter 2001 net income of $11.4 million or $0.19 per diluted share before restructuring and reorganization charges and goodwill amortization and $2.2 million or $0.04 per diluted share after these special items.
  Sales in the first quarter of 2002 were $615.8 million versus $661.5 million a year earlier.
  "The U.S. automotive market, especially the light truck and SUV segment where we have a strong position, continued at a robust level," said W.R. Timken, Jr., chairman & CEO.  "Our steel business also achieved a strong performance that resulted from a combination of healthy auto sales, effective cost controls and increased market penetration.  A key to our stronger earnings was improved operating efficiencies, resulting from cost-cutting initiatives that began last year.  These benefited all our business units."
  The company's first quarter performance reflected cost reductions achieved through its ongoing restructuring of manufacturing operations and lower administrative spending levels.  As a result of those initiatives, the company so far has achieved an annualized savings rate of $35 million.  These initiatives are on target to produce an annualized savings rate of $80 million by the end of 2002.
  Later today, the board of directors is expected to vote on a quarterly dividend  - which would be the 320th consecutive dividend paid since the company listed on the NYSE 80 years ago.

Automotive Bearings' Results
  Sales of automotive bearings increased 5 percent to $203.7 million, reflecting continued strength in vehicle production in North America and new automotive platforms launched using Timken products.  In the first quarter, these new programs contributed about $10 million to sales.
  The Automotive Bearings segment reported earnings before interest and taxes
(EBIT) of $15.3 million versus a loss of $1.6 million a year earlier, excluding restructuring and reorganization charges and goodwill amortization.  The improvement resulted from three factors  - higher volume, effects of the manufacturing restructuring and salaried cost reduction initiatives and aggressive management of business costs.  After restructuring and reorganization charges, Automotive Bearings' EBIT was $11.2 million compared to a loss of $2.0 million in the first quarter of 2001.
  In April, the company announced a joint venture with NSK Ltd. to produce certain tapered roller bearings in China.  The equally owned venture is expected to begin production of small-size single-row tapered roller bearings for automotive applications by 2004.  This initiative continues the company's transformation.  It is intended to help Timken work more effectively with its global customers, foster profitable growth in Asia and around the world and continue the company's efforts to reduce manufacturing costs by adding a low-
cost source for certain automotive products.

Industrial Bearings' Results
  First quarter sales of industrial bearings fell 12 percent to $212.9 million compared to a year ago.  Industrial markets around the world, while stabilizing, have shown few signs of recovery.  North American and European industrial markets are weaker than a year ago, and orders for industrial bearings have not risen appreciably from very low levels in the fourth quarter.
  First quarter EBIT, totaled $3.2 million, down from $16.6 million a year ago, before restructuring and reorganization charges and goodwill amortization.
The decline in EBIT reflected lower sales to North American industrial, rail and super precision customers.  After restructuring and reorganization charges, the Industrial Bearings segment had a loss of $0.6 million compared to EBIT of
$4.8 million a year earlier.
  The company is continuing to broaden its range of services for industrial customers.  In mid-March, it acquired an industrial equipment repair facility in Niles, Ohio, that repairs components for the rolling mill industry.

Steel's Results
  Steel sales, including intersegment sales, decreased 11 percent to
$238.4 million compared to the first quarter of 2001.  Despite lower sales,
Steel EBIT was $12.2 million, up from $11.0 million in the first quarter of
2001, excluding restructuring and reorganization charges and goodwill amortization.
  The improvement reflected strong shipments to the automotive and bearing industries, higher capacity utilization, increased penetration in industrial markets and continuing cost-control actions.  Pricing has improved and capacity utilization has increased from very low fourth-quarter levels.  Steel EBIT, after restructuring and reorganization charges, was $12.0 million compared to
$9.3 million a year ago.

Outlook
  "The stronger-than-expected first quarter has been achieved with little improvement in domestic demand for industrial products.  Improvement in those markets is expected in the latter half of 2002.  Combined with the continuing strength in the automotive sector, those improvements should enable the company to achieve annual earnings at the upper end of the range provided in mid-
March," said W.R. Timken, Jr.
  The Timken Company (NYSE: TKR) (http://www.timken.com) is a leading international manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as a provider of related product and services.
With operations in 24 countries, the company employs about 18,700 people worldwide and reported 2001 sales of U.S. $2.4 billion.
  The company will conduct a teleconference on Wednesday, April 17 at 10 a.m.
Eastern Time on its first quarter earnings.  Dial 706-634-0975 (reference
Timken) or link to www.timken.com for the Web cast.  Replay will be available at (706) 645-9291, beginning at 1 p.m. Eastern Time, April 17, through
11:59 p.m. Eastern Time, April 26, 2002.  Access Code 3539933.
  NOTE:  Certain statements in this news release (including statements regarding the company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the
Private Securities Litigation Reform Act of 1995.  The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including general economic conditions, customer demand and the company's ability to achieve the benefits of its ongoing restructuring programs.  These and additional factors are described in greater detail in the company's 2001 Annual
Report, page 39, and the Annual Report on Form 10-K for 2001.  The company undertakes no obligation to update or revise any forward-looking statement.

CONSOLIDATED STATEMENT OF INCOME                             AS REPORTED                            ADJUSTED (1)
                                                    --------------------------------     --------------------------------
(Thousands of U.S. dollars, except per share date)    1Q02        1Q01        4Q01         1Q02        1Q01        4Q01
Net sales                                           $615,757    $661,516    $573,575     $615,757    $661,516    $573,575
Cost of products sold                                494,816     538,356     488,646      494,816     538,356     488,646
 Goodwill amortization                                     0       1,544       1,447            0           0           0
 Reorganization expenses - cost of products sold       2,299       3,602       2,810            0           0           0
____________________________________________________________________________________     ________________________________
  Gross Profit                                      $118,642    $118,014    $ 80,672     $120,941    $123,160    $ 84,802
Selling, administrative & general expenses (SG&A)     83,248      95,565      84,802       83,248      95,565      84,802
 Reorganization expenses - SG&A                        2,744         973       2,226            0           0           0
Impairment and restructuring                           3,057       7,907       5,284            0           0           0
____________________________________________________________________________________     ________________________________
  Operating Income                                  $ 29,593    $ 13,569    $(11,640)    $ 37,693    $ 27,595    $    127
Other income (expense)                                (7,468)     (1,210)     (3,568)      (7,468)     (1,210)     (3,568)
 Receipt of U.S. Continuous Dumping and Subsidy
 Offset Act payment                                        0           0      31,000            0          0            0
____________________________________________________________________________________     ________________________________
  Earnings Before Interest and Taxes (EBIT)         $ 22,125    $ 12,359    $ 15,792     $ 30,225    $ 26,385    $ (3,441)
Interest expense                                      (8,035)     (8,894)     (7,588)      (8,035)     (8,894)     (7,588)
Interest income                                          380         489         439          380         489         439
____________________________________________________________________________________     _________________________________
  Income Before Income Taxes                        $ 14,470    $  3,954    $  8,643     $ 22,570    $ 17,980    $(10,590)
Provision for income taxes                             5,282       1,732       7,425        8,582       6,558       1,920
____________________________________________________________________________________     _________________________________
  Net Income                                        $  9,188    $  2,222    $  1,218     $ 13,988    $ 11,422    $(12,510)
====================================================================================     =================================
  Earnings Per Share                                   $0.15       $0.04       $0.02        $0.23       $0.19      ($0.21)
  Earnings Per Share - assuming dilution               $0.15       $0.04       $0.02        $0.23       $0.19      ($0.21)
Average Shares Outstanding                        59,914,680  59,981,237  59,941,185   59,914,680  59,981,237  59,941,185
Average Shares Outstanding - assuming dilution    60,395,183  60,122,806  59,954,790   60,395,183  60,122,806  59,954,790

BUSINESS SEGMENTS
____________________________________________________________________________________    _________________________________
(Thousands of U.S. dollars, except per share date)    1Q02        1Q01        4Q01         1Q02        1Q01        4Q01
____________________________________________________________________________________    _________________________________
Automotive Bearings
-------------------
Net sales to external customers                     $203,696    $194,257    $185,268     $203,696    $194,257    $185,268
Impairment and restructuring                           1,932          82       3,412            0           0           0
Reorganization expenses                                2,144         294       2,467            0           0           0
Receipt of U.S. Continuous Dumping and Subsidy Offset
Act payment                                                0           0       3,000            0           0           0
Goodwill amortization                                      0          23         (32)           0           0           0
Earnings before interest and taxes (EBIT) *         $ 11,213    $ (1,986)   $ (5,382)    $ 15,289    $ (1,587)   $ (2,535)
EBIT Margin                                             5.5%       -1.0%       -2.9%         7.5%       -0.8%       -1.4%

Industrial Bearings
-------------------
Net sales to external customers                     $212,940    $241,994    $204,238     $212,940    $241,994    $204,238
Impairment and restructuring                             956       7,393       1,328            0           0           0
Reorganization expenses                                2,900       3,259       2,569            0           0           0
Receipt of U.S. Continuous Dumping and Subsidy Offset
Act payment                                                0           0      28,000            0           0           0
Goodwill amortization                                      0       1,208       1,169            0           0           0
Earnings before interest and taxes (EBIT) *         $   (606)   $  4,774    $ 27,722     $  3,250    $ 16,634    $  4,788
EBIT Margin                                            -0.3%        2.0%       13.6%         1.5%        6.9%        2.3%

Steel
-----
Net sales to external customers                     $199,121    $225,265    $184,069     $199,121    $225,265    $184,069
Intersegment sales                                    39,273      42,477      32,008       39,273      42,477      32,008
                                                    ________________________________    _________________________________
Total net sales                                     $238,394    $267,742    $216,077     $238,394    $267,742    $216,077
Impairment and restructuring                             169         432         543            0           0           0
Reorganization expenses                                    0       1,023           0            0           0           0
Goodwill amortization                                      0         313         310            0           0           0
Earnings before interest and taxes (EBIT) *         $ 11,950    $  9,282    $ (7,177)    $ 12,119    $ 11,050    $ (6,324)
EBIT Margin                                             5.0%        3.5%       -3.3%         5.1%        4.1%       -2.9%
*Automotive Bearings, Industrial Bearings and Steel EBIT do not equal Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.
(1) "Adjusted" statements exclude the impact of restructuring and reorganization charges for all quarters shown, the receipt of the U.S. Continued Dumping and Subsidy Offset Act payment received in December 2001 and the elimination of goodwill amortization in 2001.

CONSOLIDATED STATEMENT OF CASH FLOWS
                                                     For the three months ended
                                                         Mar 31      Mar 31
(Thousands of U.S. dollars)                               2002        2001
_______________________________________________________________________________
Cash Provided (Used)
OPERATING ACTIVITIES
Net Income                                              $  9,188    $  2,222
Adjustments to reconcile net income to net cash
provided by operating activities:
 Depreciation and amortization                            36,762      37,898
 Provision (credit) for deferred income taxes             29,435      (2,725)
 Stock issued in lieu of cash to employee benefit
  plans                                                    1,031         106
 Non-cash impact of impairment and restructuring
  charges                                                 (6,671)      4,225
 Changes in operating assets and liabilities:
  Accounts receivable                                    (49,862)    (54,854)
  Inventories                                            (17,128)     (7,491)
  Other assets                                            (7,526)    (11,221)
  Accounts payable and accrued expenses                  (11,510)      9,659
  Foreign currency translation                              (465)      2,876
                                                         -------     -------
   Net Cash Used by Operating Activities                $(16,746)   $(19,305)
INVESTING ACTIVITIES
 Purchases of property, plant and equipment, net         (10,439)    (14,848)
 Acquisitions                                             (6,751)     (1,170)
                                                         -------     -------
   Net Cash Used by Investing Activities                 (17,982)    (16,018)
FINANCING ACTIVITIES
 Cash dividends paid to shareholders                      (7,789)    (10,798)
 Issuance of treasury shares - net                             0         505
 Payments on long-term debt                               (1,727)       (884)
 Proceeds from issuance of long-term debt                      0          18
 Short-term debt activity - net                           27,498      55,701
                                                         -------     -------
   Net Cash Provided by Financing Activities            $ 17,982    $ 44,542
Effect of exchange rate changes on cash                     (388)     (1,274)
Decrease (increase) in Cash and Cash Equivalents         (16,342)      7,945
Cash and Cash Equivalents at Beginning of Period        $ 33,392    $ 10,927
                                                         -------     -------
Cash and Cash Equivalents at End of Period              $ 17,050    $ 18,872
                                                         =======     =======

CONSOLIDATED BALANCE SHEET                                Mar 31       Dec 31
(Thousands of U.S. dollars)                                2002         2001
_______________________________________________________________________________
ASSETS
Cash and cash equivalents                              $   17,050    $   33,392
Accounts receivable                                       356,718       307,759
Refundable income taxes                                    15,092        15,103
Deferred income taxes                                      43,148        42,895
Inventories                                               446,366       429,231
_______________________________________________________________________________
  Total Current Assets                                 $  878,374    $  828,380
Property, plant & equipment                             1,281,039     1,305,345
Deferred income taxes                                      16,704        27,164
Other assets                                              379,155       372,195
_______________________________________________________________________________
  Total Assets                                         $2,555,272    $2,533,084
===============================================================================
LIABILITIES
Accounts payable & other liabilities                   $  265,156    $  258,001
Short-term debt and commercial paper                      153,824       128,864
Accrued expenses                                          253,387       254,291
_______________________________________________________________________________
  Total Current Liabilities                            $  672,367    $  641,156
Long-term debt                                            367,279       368,151
Accrued pension cost                                      304,423       317,297
Accrued postretirement benefits cost                      410,269       406,568
Other noncurrent liabilities                               17,631        18,177
_______________________________________________________________________________
  Total Liabilities                                    $1,771,969    $1,751,349
Shareholders' Equity                                      783,303       781,735
_______________________________________________________________________________
  Total Liabilities and Shareholders' Equity           $2,555,272    $2,533,084
===============================================================================

                                SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-
signed hereunto duly authorized.

                                          THE TIMKEN COMPANY

                                          By:  /s/ Gene E. Little
                                               -----------------------------
                                               Gene E. Little
                                               Senior Vice President - Finance
Dated:  April 16, 2002